Nasdaq: NEOL Laurence P. Birch President and CEO Dr. Aquil Rahman Chief Scientific Officer Emeritus

Safe Harbor Statement Various remarks that we may make about future expectations, plans and prospects for the Company constitute forward-looking statements for purposes of the Safe-Harbor provisions under The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are necessarily current estimates reflecting the judgment of the Company’s management and involve risks and uncertainties that could cause actual results to differ materially from those indicated by these forward-looking statements as a result of various important factors, including those discussed in the Risk Factors section of our most recent Annual Report on Form 10-K and in our most recently filed quarterly reports on Form 10-Q which are on file with the Securities and Exchange Commission.

Dedicated to Discovery & Development  Engaged in the research, development and commercialization of new and innovative cancer drugs for therapeutic applications  Drug development program includes two proprietary platforms:  NeoLipid drug delivery system  Tumor-targeting toxin platform, which includes development for a new indication of Pulmonary Fibrosis  Multiple drug product candidates advanced to various stages of clinical development  Phase I and II Trials currently projected to begin in late 2007 and early 2008

Restructuring Initiative  Reorganization strategy announced in April 2007 aimed at:  Reducing annualized cash consumption levels to approximately $5 million plus $2-to-$3 million for external clinical costs  Realigning cost structure to progress several drug candidates to next strategic event  Reorganization initiatives to date have included:  Maintaining a core team of technical employees to support development activities and ensure regulatory compliance for all drug candidates  Formed a new management team and leaner board with relevant experience and expertise, including Dr. Aquil Rahman, NEOPHARM's cofounder and Chief Scientific Officer Emeritus  NEOPHARM is focused on driving R&D activities to bring the pipeline to fruition and identify new opportunities and partnerships  Available resources are currently projected to be sufficient to progress several drug candidates through Phase I and II completion

Near-term Strategy Avenues for Opportunity  Identify appropriate partner and/or out-license candidates  Ensure regulatory compliance with all drug candidates  Manage cost structure to maximize resources allocated to drug development activities, which includes offshore trials  Progress several drug product candidates through Phase II completion  Protect and enhance the value of NEOPHARM’s intellectual property

NeoPharm’s Drug Platforms and Candidates NeoLipid Platform  LEP-ETU (liposomal paclitaxel)  An anti-cancer agent that is designed to prevent cell division by promoting the assembly and stabilization of microtubules  Possible indications for breast, ovarian, prostate, and non-small cell lung cancers  LE-SN38 (liposomal SN38)  Phase I completed; Phase II results for the treatment of colorectal cancer were not satisfactory  Other possible indications such as triple negative breast cancer to be explored  LE-DT (liposomal docetaxel)  Potential alternative therapy for patients allergic or less responsive to Taxotere  Possible indications for breast, ovarian, prostate, and non-small cell lung cancers  LE-rafAON  Designed and developed to inhibit activated c-raf-1 gene, which has been associated with radiation and chemotherapy resistance. c-raf gene-specific antisense. Cintredekin Besudotox (Two Indications)  Recurrent Glioblastoma Multiforme (GBM)  Pulmonary Fibrosis

Market Opportunity for Drug Candidates

NeoLipid® Platform

- ***LEP-ETU***
  - Potential Annual Revenues: $75 to $100 million,* if approved
  - Competition: US Biosciences (Previously, American Pharmaceutical Partners, APP), Bristol Myers: Generic Taxol
- ***LE-SN38***
  - Potential Annual Revenues: $250 million,* if approved
  - Competition: Pfizer, CPT-11
- ***LE-DT***
  - Potential Annual Revenues: estimated near $100 million,* if approved
  - Competition: Sanofi
- ***LE-rafAON***
  - Potential Annual Revenues: $300 million,* if approved
  - Competition: Eli Lilly, ISIS

Cintredekin Besudotox

- ***Recurrent Glioblastoma Multiforme (GBM)***
  - Potential Annual Revenues: $100 million,* if approved
  - Competition: MGI Pharma
- ***Pulmonary Fibrosis***
  - Potential Annual Revenues: Significant market opportunity; no treatment currently available
  - Competition: Standard of care

* *Source – internal projections*

NEOPHARM

Milestones for NeoLipid Platform  Upcoming Trials  LEP-ETU – indication breast cancer – Phase II currently projected to start in early 2008  Approximately 35 patients  LE-SN38 – indication triple negative breast cancer; possible indication on proof of concept  Possible Phase II currently projected to start in mid-to-late 2008  Approximately 30 patients  Upcoming IND Submissions  LE-DT – indication breast cancer – IND submission currently expected late 2007, Phase I start in early 2008  LE-rafAON – indication pancreatic cancer – Re-formulation and IND submission currently expected in late 2007

Milestones for Cintredekin Besudotox Two Indications  For the treatment of pulmonary fibrosis and asthma  Licensing agreement initiated with NIH in June 2007  Approximately 40,000 Americans die each year from pulmonary fibrosis  Few treatments exist for this disease and no known cure  Compiling all pre-clinical data available, which has shown positive preliminary evidence  Anticipating Phase I trial to begin in mid-2008  For the treatment of recurrent glioblastoma multiforme (GBM)  Based on the outcome of the PRECISE Trial, on March 28, 2007 the FDA concluded that an additional Phase III trial would be required  Significant advances in drug delivery technologies are now identified  Active ongoing review of various physico-chemical parameters of Cintredekin Besudotox expected to be completed in late 2007  Exploring strategic options that will add a body of knowledge about drug delivery methods along with financial partnership

Benchmarks for Success  NeoLipid Platform  LEP-ETU – Phase II patient enrollment – early 2008*  LE-SN38 – Phase II patient enrollment – mid-to-late 2008*  LE-DT – Phase I patient enrollment – early 2008*  LE-rafAON – IND submission – late 2007*  Phase I Trial to start following submission  IL-13 for indication of Pulmonary Fibrosis  Phase I patient enrollment – mid-2008*  IL-13 for indication of recurrent GBM  Exploring partnership opportunities and new drug delivery technologies * Based on current projections * Based on current projections

NeoLipid Drug Delivery Platform

NeoLipid Proprietary Liposomal Platform  Small Size  ~150 – 200 nanometers  Uniform Manufacturing  95% at ≤200 nanometers  Entrapment Efficiency>80%  Easy to Use  Lyophilized  Reconstitutes in two-to-five minutes  Provides increased solubility  Deliver More Active Drug

Paclitaxel Product Profiles

LEP-ETU May Offer Better Efficacy, Safety and Tolerability

Drug/Class		Taxol® [1] / Paclitaxel+	Abraxane® [1] +	LEP-ETU[2]
Status		Launched	Launched	Moving into Phase II
Efficacy	Response Rate	11% - 28%+	21.5%+	25% (Target)
Safety	MTD	175 mg/m^2	260 mg/m^2	325 mg/m^2
	Expected/Usual Dose	175 mg/m^2	260 mg/m^2	275 mg/m^2
Safety	Cremophor	Yes	No	No
	Premedication	Yes	No	No
	Neuropathy	70%	71%	13%-42% *(expected)*
	Severe Neuropathy	7%	10%	4% *(expected)*
Administration		IV every three weeks	IV every three weeks	IV every three weeks

■ = Potential LEP-ETU ADVANTAGE

+ Package Insert

[1] Taxol is a product of Bristol Myers; Abraxane is a product of Abraxis BioScience

[2] This is NEOPHARM's current target profile and needs to be validated in clinical trials. Comparative safety and effectiveness have not been established in head-to-head clinical trials.

NEOPHARM

LEP-ETU Summary  Phase I clinical trial results for LEP-ETU  LEP-ETU appeared to be well tolerated in terms of typical paclitaxel side effects by the majority of patients, including those receiving the higher doses of drug  Antitumor activity was observed:  16% of patients experiencing partial responses (shrinkage of tumor by 50% or more)  44% of patients evidenced stable disease and were able to complete 4 or more 3-week cycles of LEP-ETU treatment  Patients previously treated with taxanes were among those who responded to LEP-ETU.  NEXT STEPS – Initiating a Phase II trial in early 2008

LE-SN38 Summary  Phase I clinical trial results for LE-SN38  Demonstrated the safety and tolerability of LE-SN38  Established a maximum tolerated dose (MTD) for all but a small subset of patients that metabolize SN-38 slowly  Pharmacokinetic analysis of blood samples from patients treated with LE-SN38 showed that blood levels and systemic drug exposure to SN-38 were comparable to or greater than that expected from the marketed Camptosar dose based on previously published studies.  Pharmacokinetic parameters appear to be significantly different from CPT-11  Phase II clinical trial for LE-SN38 in metastatic colorectal cancer  On March 30, 2007, the Company announced that the interim analysis of data did not achieve the primary tumor response endpoint  Chosen patient population being reconsidered  Next Steps -- Possibly initiating a Phase II trial in mid-to-late 2008 for other indication

LEP-DT Summary  LEP-DT is NEOPHARM’s early stage liposomal formulation of the anti-cancer agent docetaxel, which is the active ingredient in Sanofi Aventis’ Taxotere  Has been approved for use in breast cancer, non-small cell lung cancer, adenocarcinoma and head and neck cancer indications  Next Steps -- Anticipate IND Filing late 2007; Phase I to follow upon approval of IND

Currently Projected Phase I and II Completions

	2007	2008	2009
LEP-ETU		*Phase II Trial* – projected start early 2008 *Phase II Trial* – projected completion mid-2008	*Phase III Trial*[1] – projected start mid-2009
LE-SN38		*Phase II Trial* – projected start mid-to-late 2008 *Phase II Trial* – projected completion late 2008	*Phase III Trial*[1] – projected start mid-2009
LE-DT	IND submission projected late 2007	*Phase I Trial* – projected start early 2008 *Phase I Trial* – projected completion late 2008	*Phase II Trial*[2] – projected start early 2009 *Phase II Trial*[2] – projected completion mid-to-late 2009 *Phase III Trial*[1] – projected start late 2009
LE-rafAON	Re-formulation projected to be completed late 2007; IND submission projected late 2007	*Phase I Trial* – projected start early 2008 *Phase I Trial* – projected completion mid-to-late 2008	*Phase II Trial*[2] – projected start early 2009 *Phase II Trial*[2] – projected completion mid-2009 *Phase III Trial*[1] – projected start late 2009

[1] *Assuming positive results from the Phase II Trial*

[2] *Assuming positive results from the Phase I Trial*

NeoPharm

Projected Phase I and II Completions  As of June 30, 2007:  Cash on hand of $25 million  Sufficient resources available to fund operations into 2009 and progress several drug candidates to next strategic event IL-13 (Pulmonary Fibrosis) IL-13 (GBM) Phase I Trial – projected completion early 2009 Phase I Trial – projected start mid-2008 Active review of program – projected completion late 2007 2007 2007 2009 2009 2008 2008

Conclusion  Successful completion of Restructuring initiative  Significantly reduced cash consumption rate  Key technical positions retained to support development activities  Continue to identify new out-license and partnership opportunities  Further protect and enhance the value of NEOPHARM’s intellectual property  Product initiatives funded and progressing  Various clinical trials currently projected to start and finish in late 2007 through early 2009  Trials to capitalize on broader indications of cancer  Current resources estimated to be sufficient to advance several drug candidates through Phase II completion